Exhibit 23.8

November 18, 2008
Mr. Jesús Reyes Heroles González Garza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Torre Ejecutiva, Piso 41
Colonia Huasteca, C.P. 11311
México
Dear Mr. Reyes Heroles:
     We hereby consent to the references to DeGolyer and MacNaughton as set forth under the heading “Experts” in the Amendment No. 1 to the Registration Statement on Form F-4 of Petróleos Mexicanos for the year ended December 31, 2007. We reviewed the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2007, and January 1, 2008, for 60 and 62 fields, respectively. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located offshore of Mexico in the Southwest Marine Region and are those referenced in our certificate letters dated August 16, 2007, and February 15, 2008.
Very truly yours,

DeGOLYER and MacNAUGHTON